QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FLEETWOOD ENTERPRISES, INC.
OPTIONAL REPURCHASE RIGHT COMPANY NOTICE
(Pursuant to Section 3.7(c) of the Indenture referenced below)
November 6, 2008

        Reference is made hereby to the Indenture (the "Indenture") dated as of December 22, 2003 between Fleetwood Enterprises, Inc. (the "Company") and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the "Trustee"). The Company is delivering this Optional Repurchase Right Company Notice ("Company Notice") pursuant to Section 3.7(c) of the Indenture in connection with the Repurchase Date scheduled to occur on December 15, 2008 with respect to the Company's 5.00% Convertible Senior Subordinated Debentures due 2023 (the "Debentures"). Capitalized terms used and not defined herein have the respective meanings given to such terms in the Indenture.

In order to exercise your rights, as a Holder, to have the Company repurchase your Debentures on December 15, 2008 pursuant to Section 3.7(a) of the Indenture, you must complete, sign and return a Repurchase Notice, the form of which is attached hereto as Annex A, to The Bank of New York Mellon Trust Company, N.A., as Paying Agent, at the address set forth in Item 7 below prior to 5:00 P.M., New York City time, on December 15, 2008. In addition, in order to exercise your Repurchase Right on December 15, 2008, you should review and must comply with all instructions and procedures set forth in the related prospectus (and accompanying documents) that will be delivered to you by the Company.

        In connection with your rights under Section 3.7 of the Indenture, the Company hereby notifies you, as a Holder, of the following:

        1.     The Repurchase Date is December 15, 2008.

        2.     In order to exercise your Repurchase Right, as a Holder, to have the Company repurchase your Debentures on December 15, 2008 pursuant to Section 3.7(c) of the Indenture, you must complete, sign and return a Repurchase Notice, the form of which is attached hereto as Annex A, to The Bank of New York Mellon Trust Company, N.A., as Paying Agent, at the address set forth in Item 7 below, prior to 5:00 P.M., New York City time, on December 15, 2008. Additionally, if you hold Debentures through The Depository Trust Company ("DTC"), and wish to exercise your Repurchase Right, you should comply with the Automated Tender Offer Program procedures ("ATOP") of DTC. Furthermore, in order to exercise your Repurchase Right on December 15, 2008, you should review and must comply with all instructions and procedures set forth in the related prospectus (and accompanying documents) that will be delivered to you by the Company.

        3.     The Repurchase Price for any Debentures to be repurchased is 100% of the principal amount of the Debentures to be repurchased. On December 15, 2008, the Repurchase Price will become due and payable upon each such Debenture designated by a Holder to be repurchased, and the Company has the right to elect to pay such Repurchase Price with shares of the Company's common stock, par value $0.01 per share ("Common Stock"). Furthermore, on December 15, 2008, interest accrued and unpaid up to, but excluding December 15, 2008 will become due and payable in cash upon each such Debenture designated by a Holder to be repurchased. Interest will cease to accrue on and after December 15, 2008.

        4.     The Company has elected to satisfy the Repurchase Rights on December 15, 2008 and to pay the Repurchase Price in whole (100%) with shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

        5.     The Company will pay the Repurchase Price by offering to issue, in exchange for each $1,000 principal amount of Debentures, a number of shares of Common Stock, equal to the quotient of: (i) $1,000 divided by (ii) 95% of the Market Price of one share of Common Stock. Holders that exercise their Repurchase Right will also receive cash for all interest accrued and unpaid up to, but excluding December 15, 2008, in the amount of $25 for each $1,000 principal amount of Debentures. The "Market Price" means the arithmetic average of the Volume Weighted Average Prices of the Common Stock for each of the 20 Trading Days ending on December 12, 2008. The 20-trading day period ending December 12, 2008 will commence on November 14, 2008.

        6.     The Conversion Rate of the Debentures is 85.0340 shares of Common Stock per $1,000 principal amount of Debentures, subject to any adjustments in accordance with the terms and conditions of the Indenture. The right to convert the principal amount of the Debentures to be repurchased will terminate on December 15, 2008. If your Debentures become convertible pursuant to the terms of the Indenture, and you wish to convert such Debentures, the Debentures should be surrendered to the Conversion Agent, The Bank of New York Mellon Trust Company, N.A., at the following address:

Bank of New York Mellon Corporation
Corporate Trust Operations
101 Barclay Street—Floor 7 East
New York, NY 10286
Attn: Mrs. Evangeline R. Gonzales
Reorganization Unit

        7.     In order to exercise your Repurchase Right and collect the Repurchase Price, the Debentures must be surrendered, or otherwise transferred, (in accordance with all procedures and instructions set forth or referenced in Item 2 above) and the Repurchase Notice must be sent to the Paying Agent, The Bank of New York Mellon Trust Company, N.A., at the following address:

Bank of New York Mellon Corporation
Corporate Trust Operations
101 Barclay Street—Floor 7 East
New York, NY 10286
Attn: Mrs. Evangeline R. Gonzales
Reorganization Unit

        8.     The Repurchase Price for any Debentures as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of (i) December 15, 2008 or (ii) the time of surrender or other transfer of the Debentures, and compliance with all procedures and instructions set forth or referenced in Item 2 above.

        9.     Debentures for which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn and all conditions to such conversion right have been satisfied, in accordance with the terms of the Indenture. In order to withdraw a Repurchase Notice you must send written notice of withdrawal to the Paying Agent at the address set forth in Item 7 above. Such notice must be received by the Paying Agent prior to 5:00 p.m., New York City time, on December 15, 2008. Any notice of withdrawal must:

  •
  specify the name of the person who tendered the Debentures to be withdrawn;

  •
  contain a statement that you are withdrawing your election to have your Debentures repurchased;

  •
  identify the Debentures to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Debentures);

  •
  specify the aggregate principal amount of Debentures to be withdrawn;

  •
  be signed by the Holder in the same manner as the original signature on the Repurchase Notice by which the Debentures were tendered, including any required signature guarantees; and

  •
  if you have tendered your Debentures in accordance with DTC's ATOP, specify the name and number of the account at DTC to be credited with the withdrawn Debentures and otherwise comply with the procedures of such facility.

        10.   The CUSIP numbers applicable to the Debentures are: 339099AC7 and 339099AD5.

 Annex A

FLEETWOOD ENTERPRISES, INC.
REPURCHASE NOTICE
5% Convertible Senior Subordinated Debentures due 2023
(CUSIP Nos. 339099AC7 and 339099AD5)
(Pursuant to Section 3.7(d) of the Indenture referenced below)

        Reference is made hereby to the Indenture (the "Indenture") dated as of December 22, 2003 between Fleetwood Enterprises, Inc. (the "Company") and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the "Trustee"). As a Holder, the undersigned is delivering this Repurchase Notice pursuant to Section 3.7(d) of the Indenture in connection with the Repurchase Date scheduled to occur on December 15, 2008 with respect to the Company's 5.00% Convertible Senior Subordinated Debentures due 2023 (the "Debentures"). Capitalized terms used and not defined herein have the respective meanings given to such terms in the Indenture.

In order to exercise your rights, as a Holder, to have the Company repurchase your Debentures on December 15, 2008 pursuant to Section 3.7(a) of the Indenture, you must complete, sign and return this Repurchase Notice to The Bank of New York Mellon Trust Company, N.A., as Paying Agent, at the address set forth below prior to 5:00 P.M., New York City time, on December 15, 2008. In addition, in order to exercise your Repurchase Right on December 15, 2008, you should review and must comply with all instructions and procedures set forth in the Optional Repurchase Right Company Notice ("Company Notice") and the related prospectus (and accompanying documents) that will be delivered to you by the Company.

        In connection with the Company Notice, and the related prospectus (and accompanying documents) that will be delivered to you by the Company (the "Offer Documents"), the undersigned Holder hereby notifies the Company of the following:

        1.     The undersigned Holder will deliver to The Bank of New York Mellon Trust Company, N.A., as Paying Agent, in connection with the Offer Documents and the offer to exchange made thereby (the "Offer to Exchange"), for purchase by the Company the certificates (or other appropriate Depository information if the Security is represented by a Global Security) noted below (the "Debenture Information"):

DESCRIPTION OF DEBENTURES

Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Numbers*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total

*	Need not be completed by Holders tendering by book-entry transfer or in accordance with DTC's ATOP procedure for transfer.
**	Unless otherwise indicated in the column labeled "Principal Amount Tendered" and subject to the terms and conditions of the Offer Documents, a Holder will be deemed to have tendered with respect to the entire aggregate principal amount represented by the Notes indicated in the column labeled "Aggregate Principal Amount Represented."

TENDER OF DEBENTURES

☐
CHECK HERE IF TENDERED DEBENTURES ARE ENCLOSED HEREWITH.

☐
CHECK HERE IF TENDERED DEBENTURES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Name of Book-Entry Transfer Facility:

Account Number:

Transaction Code Number:

Name of Registered Holder(s):

        2.     The undersigned Holder will deliver to be purchased by the Company in connection with the Offer to Exchange the following portion of the Principal Amount of the Debentures, which portion is a Principal Amount of $1,000 or an integral multiple thereof: $                                    (the "Put Debentures");

        3.     The Put Debentures shall be purchased by the Company pursuant to the terms and conditions specified in paragraph 3.7(a) of the Indenture; and

        4.     As the Company has elected, pursuant to Section 3.7(a)(4) of the Indenture, to pay 100% of the Repurchase Price as of the Repurchase Date scheduled to occur on December 15, 2008 in shares of the Company's common stock par value $0.01 per share (the "Common Stock"), if such Repurchase Price shall ultimately be payable to the undersigned entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock are not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 3.7(a)(4) of the Indenture, the undersigned Holder hereby elects (check one) :

  ☐
  to withdraw this Repurchase Notice as to $                                    aggregate principal amount of the Put Debentures that are represented by the following Debenture Information (state the principal amount, in increments of $1,000, and certificate numbers (or other appropriate Depositary information if the security is represented by a Global Security) of the Securities as to which such withdrawal shall relate):

    with any remaining principal amount of Put Debentures not being withdrawn and thus receiving cash in respect of the Repurchase Price therefore;

OR

  ☐
  to receive cash in respect of the entire Repurchase Price for all Put Notes.

    This Repurchase Notice must be returned to the Paying Agent, The Bank of New York Mellon Trust Company, N.A., prior to 5:00 P.M., New York City time, on December 15, 2008 at the following address:

    Bank of New York Mellon Corporation
    Corporate Trust Operations
    101 Barclay Street—Floor 7 East
    New York, NY 10286
    Attn: Mrs. Evangeline R. Gonzales
    Reorganization Unit

        IN WITNESS WHEREOF, the undersigned Holder has executed this Repurchase Notice as of the date indicated below.

By:

Name:

Title:

Date:

QuickLinks

  Exhibit 99.1
  Annex A